UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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CapStar Financial Holdings, Inc.

(Name of Registrant as Specified in its Charter)

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1201 Demonbreun Street, Suite 700

Nashville, Tennessee 37203

(615) 732-6400

SUPPLEMENT TO PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2018

Explanatory Note:

The sole purpose of this supplement (this “Supplement”) to the definitive proxy statement of CapStar Financial Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission on March 19, 2018 (the “Proxy Statement”) is to clarify the discrepancy between Proposal 3 of the Proxy Statement (“Proposal 3”) and the Second Amendment to the CapStar Financial Holdings, Inc. Stock Incentive Plan (the “Second Amendment”) located in Appendix A of the Proxy Statement regarding the number of shares of common stock that the Company proposes to add to the CapStar Financial Holdings, Inc. Stock Incentive Plan (the “2016 Stock Incentive Plan”). Although Proposal 3 correctly states that the Second Amendment will increase the number of shares available for grant under the 2016 Stock Incentive Plan by 400,000 shares, the initial version of the Second Amendment incorrectly provided that the Company proposed to add an additional 700,000 shares of common stock to the 2016 Stock Incentive Plan. Accordingly, the Company has amended the initial version of the Second Amendment to provide that the Company proposes to add an additional 400,000 shares of common stock to the 2016 Stock Incentive Plan and attached as Appendix A to this Supplement the 2016 Stock Incentive Plan, the First Amendment to the 2016 Stock Incentive Plan and the corrected Second Amendment.

Except as specifically discussed in this Explanatory Note, all information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares. This Supplement should be read in conjunction with the Proxy Statement.

APPENDIX A

CAPSTAR FINANCIAL HOLDINGS, INC.

STOCK INCENTIVE PLAN

Effective April 20, 2016

CAPSTAR FINANCIAL HOLDINGS, INC.

STOCK INCENTIVE PLAN

TABLE OF CONTENTS

SECTION 1. DEFINITIONS		1

1.1	Definitions	1

SECTION 2. THE STOCK INCENTIVE PLAN		4

2.1	Purpose of the Plan	4

2.2	Stock Subject to the Plan	5

2.3	Administration of the Plan	5

2.4	Eligibility	5

SECTION 3. TERMS OF STOCK INCENTIVES		5

3.1	Terms and Conditions of All Stock Incentives	6

3.2	Terms and Conditions of Options	6

	(a) Option Price	7

	(b) Option Term	7

	(c) Payment	7

	(d) Conditions to the Exercise of an Option	7

	(e) Termination of Incentive Stock Option	7

	(f) Special Provisions for Certain Substitute Options	8

3.3	Terms and Conditions of Stock Appreciation Rights	8

	(a) Settlement	8

	(b) Conditions to Exercise	8

	(c) No Repricing	8

3.4	Terms and Conditions of Stock Awards	8

3.5	Terms and Conditions of Dividend Equivalent Rights	9

	(a) Payment	9

	(b) Conditions to Payment	9

3.6	Terms and Conditions of Performance Unit Awards	9

	(a) Payment	9

	(b) Conditions to Payment	9

3.7	Terms and Conditions of Restricted Stock Units	10

	(a) Payment	10

i

	(b) Conditions to Payment	10

3.8	Treatment of Awards Upon Termination of Employment	10

SECTION 4. RESTRICTIONS ON STOCK		10

4.1	Escrow of Shares	10

4.2	Restrictions on Transfer	11

SECTION 5. GENERAL PROVISIONS		11

5.1	Withholding	11

5.2	Changes in Capitalization; Merger; Liquidation	11

5.3	Cash Awards	14

5.4	Compliance with Code	14

5.5	Right to Terminate Employment or Service; No Shareholder Rights	14

5.6	Non-Alienation of Benefits	14

5.7	Restrictions on Delivery and Sale of Shares; Legends	14

5.8	Listing and Legal Compliance	15

5.9	Termination and Amendment of the Plan	15

5.10	Stockholder Approval	15

5.11	Choice of Law	15

5.12	Effective Date of Plan	16

ii

CAPSTAR FINANCIAL HOLDINGS, INC.

STOCK INCENTIVE PLAN

RECITALS

WHEREAS, CapStar Financial Holdings, Inc., a Tennessee corporation (the “Company”) was created to be a bank holding company and entered into a securities exchange agreement with the CapStar Bank (the “Bank”) that was approved by the shareholders of the Bank and Company and became effective on February 5, 2016 (the “Exchange Agreement”) and, pursuant thereto, the Bank is now a wholly owned subsidiary of CapStar;

WHEREAS, the Bank had previously established the CapStar Bank 2008 Stock Incentive Plan (the “Prior Plan”) and, pursuant to the Exchange Agreement, CapStar is assuming (i) all obligations of the Bank under the CapStar Bank 2008 Stock Incentive Plan and (ii) all stock incentive awards issued thereunder;

WHEREAS, in order to fulfill its obligations under the Exchange Agreement, the Company desires to establish a stock incentive plan to provide incentive awards in substation of those issued under the Prior Plan and to provide for future awards that were permissible under the Prior Plan; and

WHEREAS, the Company intends that securities to be issued hereunder shall be treated as a issued in a transaction to which section 424(a) of the Internal Revenue Code applies and a substitution described in Treasury Regulation § 1.424(b)(5)(v)(D);

NOW, THEREFORE, in consideration of the foregoing, and as set forth in this instrument, the Company hereby adopts this instrument to establish the CapStar Financial Holdings, Inc. Stock Incentive Plan.

SECTION 1. DEFINITIONS

1.1 Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a) “Affiliate” means:

(1) Any Subsidiary or Parent,

(2) An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company, or

(3) Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b) “Board of Directors” means the board of directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the committee appointed by the Board of Directors to administer the Plan. At such time that the Stock becomes subject to registration under the Exchange Act and publicly traded, the Committee shall consist solely of two or more members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act. Further, the membership of the Committee shall satisfy the requirements of any national securities exchange or nationally recognized quotation or market system on which the Stock is then traded.

(e) “Company” means CapStar Financial Holdings, Inc., a Tennessee corporation.

(f) “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(g) “Dividend Equivalent Rights” means certain rights to receive cash payments as described in Section 3.5.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(i) “Fair Market Value” refers to the determination of the value of a share of Stock as of a date, determined as follows:

(1) if the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation NASDAQ), Fair Market Value shall mean the price at which Stock shall have been sold on such date or on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded;

(2) if the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the price for the Stock on such date, or on the trading day immediately preceding such date, as reported by such exchange or system; or

(3) if the shares of Stock are not actively traded or reported on any exchange or system on such date or on the business day immediately preceding such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant.

Notwithstanding the foregoing, for purposes of Paragraph (1), (2), or (3) above, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the Stock; provided further, that for purposes of granted Non-Qualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

(j) “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(k) “Option” means a Non-Qualified Stock Option or an Incentive Stock Option.

(l) “Over 10% Owner” means an individual who at the time an Incentive Stock Option to such individual is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(m) “Non-Qualified Stock Option” means a stock option that is not an Incentive Stock Option.

(n) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

(o) “Participant” means an individual who receives a Stock Incentive hereunder.

(p) “Performance Unit Award” refers to a performance unit award as described in Section 3.6.

(q) “Plan” means the CapStar Financial Holdings, Inc. Stock Incentive Plan, as amended.

(r) “Restricted Stock Units” refers to the rights described in Section 3.7.

(s) “Stock” means the Company’s common stock.

(t) “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(u) “Stock Award” means a stock award described in Section 3.4.

(v) “Stock Incentive Agreement” means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

(w) “Stock Incentive Program” means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(x) “Stock Incentives” means, collectively, Dividend Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Performance Unit Awards, Restricted Stock Units, Stock Appreciation Rights and Stock Awards.

(y) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

(z) “Termination of Employment” means the termination of the employment or other service relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects a Stock Incentive, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2. THE STOCK INCENTIVE PLAN

2.1 Purpose of the Plan. The Plan is intended to (a) provide incentives to certain officers, employees, directors, and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, directors, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, and other service providers.

2.2 Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, one million five hundred sixty-nine thousand four hundred seventy-five (1,569,475) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise or payment pursuant to Stock Incentives, all or any of which may be pursuant to any one or more Stock Incentive, including without limitation, Incentive Stock Options. Except as provided in the second paragraph of Section 2.4 below, the shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full and shares of stock deducted or withheld to satisfy tax withholding (other than shares of Stock that are withheld from a Stock Award upon vesting) will again be available for purposes of the Plan.

2.3 Administration of the Plan. The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors and other service providers of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

2.4 Eligibility. Stock Incentives may be granted pursuant to this plan only to officers, employees, directors, and other service providers of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Non-Qualified Stock Option(s).

SECTION 3. TERMS OF STOCK INCENTIVES

3.1 Terms and Conditions of All Stock Incentives.

(a) The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

(b) Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such, terms, conditions and restrictions as the Committee may determine to be appropriate or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void. The Committee may, but is not required to, structure any Stock Incentive so as to qualify as performance-based compensation under Code Section 162(m).

(c) The date as of which a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares, if any, covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

(d) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

(e) Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed, by the successor in interest determined under the Participant’s will; except to the extent that the Committee may provide otherwise as to any Stock Incentives other than Incentive Stock Options.

(f) After the date of grant of a Stock Incentive, the Committee may, in its sole discretion, modify the terms and conditions of a Stock Incentive, except to the extent that such modification would be inconsistent with other provisions of the Plan or would materially adversely affect the rights of a Participant under the Stock Incentive (except as otherwise permitted under the Plan), or to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

3.2 Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section

422 or a Non-Qualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a) Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the “Exercise Price”) of the Option shall be no less than 100% of the Fair Market Value of the underlying Stock on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

(b) Option Term. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Non-Qualified Stock Option shall be as specified in the applicable Stock Incentive Agreement.

(c) Payment. Except as otherwise provided in a Stock Incentive Agreement, payment of the Exercise Price will be made in cash or in other consideration acceptable to the Committee. No shares may be issued or delivered upon exercise of an Option and the holder of the Option shall not have the rights of a stockholder with respect to the shares of Stock covered thereby until full payment has been made.

(d) Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable on the terms specified in the award and set forth in the Stock Incentive Agreement. Subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part; provided, however, that however, that the Committee may not modify an Option in a manner that would result in adverse tax consequences to any Participant under Code Section 409A.

(e) Termination of Stock Options. The termination of the right to exercise an Option shall be specified in the respective Stock Incentive Agreement for a Non-Qualified Stock Option. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, up to one (1) year may be substituted for such three (3) month period. For purposes of this Subsection (e), Termination of Employment of the

Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

3.3 Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which may not be less than the Fair Market Value of the Stock on the date of grant. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

(a) Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

3.4 Terms and Conditions of Stock Awards. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

3.5 Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

(a) Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

3.6 Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value, of each unit, the number of units subject to a Performance Unit Award, and the performance goals applicable to the determination of the ultimate payment value of the Performance Unit Award. The Committee may provide for an alternate base value for each unit under certain specified conditions.

(a) Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

3.7 Terms and Conditions of Restricted Stock Units. Restricted Stock Units shall entitle the Participant to receive, at a specified future date or event, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the Restricted Stock Units so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Restricted Stock Unit awards containing performance criteria may be designated as performance share awards.

(a) Payment. Payment in respect of Restricted Stock Units may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Restricted Stock Unit granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Restricted Stock Unit, the Committee, at any time before complete termination of such Restricted Stock Unit, may accelerate the time or times at which such Restricted Stock Unit may be paid in whole or in part; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

3.8 Treatment of Awards Upon Termination of Employment. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Employment or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment or other service relationship or such other factors as the Committee determines are relevant to its decision to continue the award.

SECTION 4. RESTRICTIONS ON STOCK

4.1 Custody of Shares. Shares of Stock that are awarded under a Stock Incentive will be issued in book form or held by the Company as custodian until such shares are no longer subject to a risk of forfeiture or otherwise restricted under the terms of the Stock Incentive Agreement.

4.2 Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

SECTION 5. GENERAL PROVISIONS

5.1 Withholding. The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company shall withhold or require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of shares of Stock upon the exercise or vesting of such Stock Incentive.

5.2 Changes in Capitalization; Merger; Liquidation.

(a) Adjustments to Shares. The number and kind of shares of Stock with respect to which Stock Incentives hereunder may be granted (both overall and individual limitations) and which are the subject of outstanding Stock Incentives, and the maximum number and exercise thereof, shall be adjusted as the Committee determines (in its sole discretion) to be appropriate, in the event that:

(1) the Company or an Affiliate effects on or more Stock dividends, Stock splits, reverse Stock splits, subdivisions, consolidations or other similar events;

(2) the Company or an Affiliate engages in a transaction to which section 424 of the Code applies;

(3) there occurs any other event that in the judgment of the Committee necessitates such action;

provided, however, that if such an event occurs, the Committee shall make adjustments to the limits on Stock Incentives specified in Section 2.2 that are proportionate to the modifications of the Stock that are on account of such corporate changes. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another person, or the sale of all or substantially all the Company’s assets to another person, shall be effected such that holders of Stock shall be entitled to receive stock, securities, or other property (including, without limitation, cash) with respect to or in exchange for Stock, then each holder of a Stock Incentive shall thereafter have the right to acquire in accordance with the terms and conditions specified herein and in the Stock Incentive Agreement such shares of stock, securities or other property (including, without limitation, cash) as would be issuable or payable in such reorganization, reclassification, consolidation, merger or sale with respect to or in exchange for a number of shares of Stock that could have been acquired immediately theretofore with respect to such Stock Incentive had such reorganization, reclassification, consolidation, merger or sale not taken place, subject to such adjustments as the Committee, in its sole discretion, shall determine to be appropriate.

(b) Substitution of Stock Incentives on Merger or Acquisition. The Committee may grant Stock Incentives in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Stock Incentives shall be determined by the Committee in its sole discretion, subject only to the limitations of Section 2.2.

(c) Effect of Certain Transactions. Unless expressly provided to the contrary in an applicable Stock Incentive Agreement, if the Company experiences an event which results in a Change in Control (as defined below), the Committee shall in its sole discretion provide for one of the following measures with respect to outstanding Awards:

(1) The continuation or assumption of such outstanding Award under the Plan by the Company (if it is the surviving entity) or by the surviving or acquirer entity or its direct or indirect parent;

(2) The substitution by the surviving or acquirer entity or its direct or indirect parent of share awards with substantially the same terms and economic value for such outstanding Award;

(3) The expiration of such outstanding Award to the extent not timely exercised or purchased by the date of the consummation of the Change in Control or other subsequent date designated by the Committee, after reasonable advance written notice thereof to the holder of such Award and full acceleration of the vesting of the Award;

(4) The cancellation of all or any portion of such outstanding Award; provided that, with respect to “in-the-money” Options, such cancellation must be made in exchange for a payment in cash or Common shares with a value equal to the excess of the Fair Market Value of the Stock subject to such Option or portion thereof being canceled over the exercise or purchase price, if any, with respect to such Option or portion thereof being canceled; or

(5) The continuation of the outstanding Awards following the Change in Control without modification, provided that an Award will be fully vested and exercisable in the event that the employment of the holder (or other service relationship) is terminated without “Cause” or the holder resigns his or her position for “Good Reason” within one year of such Change in Control Event. For purposes of this Section, the terms “Cause” and “Good Reason” shall be determined by reference to the defined terms contained in a written employment agreement between the holder and the Company or an Affiliate or, in the absence of such written defined terms, as follows: (i) Good Reason means the holder’s base salary in effect at the time of the Change in Control is reduced, the holder’s work or reporting responsibilities are materially diminished, or the holder is relocated to a work location more than 30 miles from the work location in effect prior to the Change in Control; and (ii) Cause means (A) personal dishonesty, fraud, disloyalty, or theft; (B) disclosure of the Company’s or an Affiliate’s confidential information except in the course of performing his duties while employed by the Company or Affiliate; (C) willful illegal or disruptive conduct which impairs the reputation, goodwill or business position of the Company or an Affiliate; (D) breach of fiduciary duty involving personal profit; (E) any order or request for removal of holder by any regulatory authority having jurisdiction over Bank; or (F) Executive’s Disability. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the members of the Board at a duly constituted meeting of the Board, finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying termination for Cause and specifying the reasons therefor. Executive shall have the right to appear and defend himself at any meeting of the Board at which such a resolution is under consideration.

(d) Change in Control. A “Change in Control” means a transaction or circumstance in which any of the following have occurred, provided that the Board of Directors shall have determined that any such transaction or circumstance has resulted in a Change in Control, as defined in this paragraph, which determination shall be made in a manner consistent with Treas. Reg. § 1. 409A-3(i)(5):

(1) the date that any person, or persons acting as a group, as described in Treas. Reg. § 1.409A-3(i)(5) (a “Person”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation controlling the Company or owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the beneficial owner (as defined in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing more than 40% of the total voting power represented by the Company’s then outstanding voting securities (as defined above);

(2) the merger, acquisition or consolidation of the Company or the Bank with any corporation pursuant to which the other corporation immediately after such merger, acquisition or consolidation owns more than 50% of the voting securities (defined as any securities which vote generally in the election of its directors) of the Company or the Bank, as applicable, outstanding immediately prior thereto or more than 50% of the Company’s or the Bank’s, as applicable, total fair market value immediately prior thereto; or

(3) the date that a majority of the members of the Board of Directors of the Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company before the date of the appointment or election.

(e) The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

5.4 Compliance with Code. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

5.5 Right to Terminate Employment or Service; No Shareholder Rights. Nothing in the Plan or in any Stock Incentive Agreement confers upon any Participant the right to continue as an officer, employee, director, or consultant of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.. The holder of a Stock Option or a Stock Incentive Agreement has, as such, none of the rights of a stockholder.

5.6 Non-Alienation of Benefits. Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.7 Restrictions on Delivery and Sale of Shares; Legends . Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the

Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.8 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.9 Termination and Amendment of the Plan. The Board of Directors may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Stock Incentive is not valid with respect to such Stock Incentive without the Participant’s consent, except as necessary for Stock Incentives to satisfy the conditions imposed under the Code; and provided, further, that the stockholders of the Company must approve, in general meeting:

(a) 12 months before or after the date of adoption, any amendment that increases the aggregate number of shares of Stock that may be issued under Incentive Stock Options or changes the employees (or class of employees) eligible to receive Incentive Stock Options;

(b) before the effective date thereof, any amendment that increases the number of shares in the aggregate which may be issued pursuant to Stock Incentives granted under the Plan or the maximum number of shares with respect to which any individual may receive options in any calendar year, or increases the period during which Stock Incentives may be granted or exercised; and

(c) any amendment that is subject to approval of shareholders under the rules of the exchange or trading system on which Stock becomes traded.

5.10 Incentive Stock Option Approval. Incentive Stock Options may be issued under this Plan for a period of ten years after the effective date of the Plan, provided that the stockholders of the Company approve the adoption of the Plan within twelve (12) months prior to or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Incentive Stock Options granted hereunder will be treated as Non-Qualified Stock Options.

5.11 Choice of Law. The laws of the State of Tennessee shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.12 Effective Date of Plan. The Plan shall be effective as of the date the Plan is or was approved by the Board of Directors.

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EXECUTION PAGE

IN WITNESS WHEREOF, the undersigned authority has executed this Plan on this the      of April, 2016, to be effective as provided herein on April 20, 2016.

CAPSTAR FINANCIAL HOLDINGS, INC.

By:	/s/ Robert B. Anderson
Name:	Robert B. Anderson
Title:	Chief Financial Officer and
Chief Administrative Officer

FIRST AMENDMENT TO THE

CAPSTAR FINANCIAL HOLDINGS, INC.

STOCK INCENTIVE PLAN

THIS FIRST AMENDMENT (this “Amendment”) to the CapStar Financial Holdings, Inc. Stock Incentive Plan (the “Plan”), is made by Capstar Financial Holdings, Inc. (the “Company”) to be effective as provided herein.

RECITALS:

WHEREAS, the Company established the Plan as an equity incentive plan on April 20, 2016; and

WHEREAS, the Company desires to amend the Plan to permit non-employee directors of the Company to elect to receive the Company’s common stock in lieu of cash payment of fees that are paid by the Company for service as a director.

NOW, THEREFORE, pursuant to authorization of the Company’s board of directors, the Plan is hereby amended effective May 24, 2017 by adding Section 2.5 of the Plan as set forth below:

2.5 Stock Awards to Non-Employee Directors. In the event that the Company provides cash compensation to members of the Board of Directors for service as a director or for service as a member or chairperson of a committee of the Board of Directors (collectively “Cash Compensation”), each director receiving Cash Compensation may elect to receive (subject to limitations in Section 2.5(a)), in lieu of receiving any portion of his or her Cash Compensation, a Stock Award. Such an election shall be made by filing an election with the Company, in accordance with procedures adopted by the Committee, prior to the time that such Cash Compensation is paid. All elections made hereunder are subject to the following:

(a) The number of shares of Stock payable under a Stock Award shall be calculated by dividing (i) the amount of the Cash Compensation that would have been payable to the director in the absence of an election, by (ii) the Fair Market Value of a share of Stock on the date that the Cash Compensation would have otherwise been paid. The value of any fractional Share calculated hereunder shall be paid in the form of cash to the director.

(b) Other than the right of the director herein to elect to receive a Stock Award in lieu of Cash Compensation, the terms thereof shall be subject to the provisions of Section 3.4.

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EXECUTION PAGE

IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment to the Plan on this the 30th day of May, to be effective on May 24, 2017.

CAPSTAR FINANCIAL HOLDINGS, INC.

By:	/s/ Robert B. Anderson
Name:	Robert B. Anderson
Title:	Chief Financial Officer and
Chief Administrative Officer

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SECOND AMENDMENT TO THE

CAPSTAR FINANCIAL HOLDINGS, INC.

STOCK INCENTIVE PLAN

THIS SECOND AMENDMENT (this “Amendment”) to the CapStar Financial Holdings, Inc. Stock Incentive Plan (the “Plan”), is made by Capstar Financial Holdings, Inc. (the “Company”) to be effective as provided herein.

RECITALS:

WHEREAS, the Company established the Plan as an equity incentive plan on April 20, 2016; and

WHEREAS, the Company desires to amend the Plan to: (i) add four hundred thousand (400,000) shares of common stock to the Plan that may be granted as awards; (ii) require shareholder approval of any modification to stock options or stock appreciation rights that would lower the exercise price; (iii) eliminate certain conditions related to performance based compensation under section 162(m) of the Internal Revenue Code; (iv) provide for recovery of compensation under the Company’s clawback policy; and (v) require a minimum of one year of service for vesting of awards;

NOW, THEREFORE, pursuant to action of the board of directors taken March 7, 2018, and conditioned on the approval of the Company’s shareholders at their annual meeting, the Plan is amended as set forth below:

1.	Section 1.1(d) is restated as follows to eliminate the reference to “outside directors” under Treas. Reg. § 1.162-27(e) for determining the independence of Committee members.

(d)    “Committee” means the committee appointed by the Board of Directors to administer the Plan. At such time that the Stock becomes subject to registration under the Exchange Act and publicly traded, the Committee shall consist solely of two or more members of the Board of Directors who are both “non-employee directors,” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and who are determined to be independent under the requirements of any national securities exchange or nationally recognized quotation or market system on which the Stock is then traded.

2.	Section 2.3 is restated as follows to increase the shares of Stock subject to the Plan.

2.2    Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, one million nine hundred sixty-nine thousand four hundred seventy-five (1,969,475) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise or payment pursuant to Stock Incentives, all or any of which may be pursuant to any one or more Stock Incentive, including without limitation, Incentive Stock Options. Except as provided in the second paragraph of Section 2.4 below, the shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full and shares of stock deducted or withheld to satisfy tax withholding (other than shares of Stock that are withheld from a Stock Award upon vesting) will again be available for purposes of the Plan.

3.	Section 3.1(b) is restated as follows to eliminate a reference to performance based compensation described in Code Section 162(m) and to require a one-year minimum vesting period.

(b)    Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such, terms, conditions and restrictions as the Committee may determine to be appropriate or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void. Except with respect to Stock Awards elected pursuant to Section 2.5, and as otherwise provided in the Plan, awards of Stock Incentives by the Committee generally will include a vesting service period of one year or longer.

4.	Section 3.1(f) is restated as follows to restrict award modifications that would reprice Options and Stock Appreciation Rights.

(f)    After the date of grant of a Stock Incentive, the Committee may, in its sole discretion, modify the terms and conditions of a Stock Incentive, except to the extent that such modification would be inconsistent with other provisions of the Plan or would materially adversely affect the rights of a Participant under the Stock Incentive (except as otherwise permitted under the Plan), or to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A. Notwithstanding the foregoing, the Committee may not reduce the exercise price of an Option or the specified price for exercise of a Stock Appreciation Right, or otherwise take an action that has the effect of reducing such exercise price, without the consent of the shareholders of the Company.

5.	Section 3.1(g) is added to the Plan to specify that awards under the Plan are subject to the Company’s compensation recovery policy.

(g)    Payment, exercise and/or vesting of Stock Incentives that are awarded to the executive officers of the Company are subject to the compensation recovery policy that is adopted by the Company and as it may be modified from time to time. Such conditions may be included in the Stock Incentive Agreement of executive officers who are subject to the Company’s compensation recovery policy.

6.	Section 3.4 is restated as follows to provide for accrual of dividends on unvested Stock Awards that are paid upon vesting.

3.4    Terms and Conditions of Stock Awards.

(a)    The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares, if any, will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant.

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(b)    The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award, including with respect to Stock Awards elected by directors in lieu of cash payment of director fees. The Committee may also grant a Stock Award without the requirement of a cash payment.

(c)    Any cash dividends declared by the Company with respect to Stock that is covered by a Stock Award that is unvested will be accrued on behalf of the Participant. The right to receive such dividends will become vested at the time of the vesting of the respective shares Stock covered by the Stock Award. Upon the forfeiture of Stock under a Stock Award, the applicable cash dividends that have been accrued will also be forfeited.

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EXECUTION PAGE

IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment to the Plan pursuant to authorization from the Company provided on April 26, 2018.

CAPSTAR FINANCIAL HOLDINGS, INC.

By:	/s/ Robert B. Anderson
Name:	Robert B. Anderson
Title:	Chief Financial Officer and
Chief Administrative Officer

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